Exhibit 99.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EIGHTH AMENDMENT TO Lease Agreement

THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into effective as of the 22 day of November, 2024 (the “Effective Date”), by and between Durham KEYSTONE Tech 4, LLC, a Delaware limited liability company (“Landlord”), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.            GRE Keystone Technology Park One LLC (original predecessor-in-interest to Landlord) (“GRE”) and Tenant entered into that certain Lease Agreement dated June 29, 2007, as amended by that certain Lease Modification Agreement No. 1 dated January 12, 2009, that certain Lease Modification Agreement No. 2 dated December 17, 2010, that certain Third Amendment to Lease Agreement dated June 25, 2014, that certain Fourth Amendment to Lease Agreement dated November 17, 2015 (the “Fourth Amendment”), that certain Fifth Amendment to Lease Agreement dated January 23, 2017, that certain Sixth Amendment to Lease Agreement dated June 9, 2017, and that certain Seventh Amendment to Lease Agreement dated November 1, 2018 (collectively, as amended, the “Lease”), covering approximately 45,095 rentable square feet known as Suite 100 on the first floor (the “Existing Premises”) of Keystone Technology Park Building IV, 419 Davis Drive, Durham, North Carolina, 27560 (the “Building”).

B.             GRE assigned its interest in the Lease to LCFRE Durham Keystone Technology Park, L.P, which assigned its interest in the Lease to Durham KTP Tech 4, LLC, which subsequently assigned its interest in the Lease to Landlord.

C.             Landlord and Tenant now desire to amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.            Eighth Amendment Extension Period. The Term of the Lease is extended for a period of sixty-two (62) months commencing on November 1, 2026 (“Eighth Amendment Extension Commencement Date”) and expiring on December 31, 2031 (the “Eighth Amendment Extension Period”). Tenant acknowledges that it has no remaining options to extend the Term under the Lease except as provided in Section 8 below. All other renewal rights, rights of first offer (other than as provided in Section 9 below), rights of first refusal, termination rights, expansion rights are hereby deleted and of no further force or effect.

2.            Base Rent. Nothing contained herein shall affect Tenant’s obligation to pay Base Rent prior to the Eighth Amendment Extension Commencement Date. Commencing on the Eighth Amendment Extension Commencement Date and continuing through the Eighth Amendment Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE	MONTHLY BASE RENT	PERIOD BASE RENT
November 1, 2026	October 31, 2027	$36.25	$136,224.48	$1,634,693.75
November 1, 2027	October 31, 2028	$37.34	$140,320.61	$1,683,847.30
November 1, 2028	October 31, 2029	$38.46	$144,529.48	$1,734,353.70
November 1, 2029	October 31, 2030	$39.61	$148,851.08	$1,786,212.95
November 1, 2030	October 31, 2031	$40.80	$153,323.00	$1,839,876.00
November 1, 2031	December 31, 2031	$42.02	$157,907.66	$315,815.32

*Note: Provided Tenant is not in default of the terms of the Lease, after expiration of any applicable notice and cure period, Tenant shall have no obligation to pay any Base Rent attributable to the Premises during the first two (2) calendar months of the Eighth Amendment Extension Period (the “Abatement Period”). For the avoidance of doubt, Tenant shall be obligated to pay Tenant’s proportionate share of TICAM Expenses during the Abatement Period.

3.            Additional Rent.

(a)            Landlord and Tenant acknowledge that the Lease contains conflicting provisions regarding whether Tenant should pay reimbursement of TICAM Expenses on a “base year” or “triple net (NNN)” basis, though Landlord and Tenant have acknowledged that the Lease is a triple net lease throughout the Term. Accordingly, all references in the Lease to “TICAM Expense Adjustment” or words of similar import shall be replaced with “Tenant’s Proportionate Share of TICAM Expenses”. “Tenant’s Proportionate Share” shall be defined as the rentable square footage of the Premises divided by the rentable square footage of the Building (currently, 45,095 rsf ÷ 77,282 rsf = 58.4%) and “TICAM Expenses” shall have the definition given to such term in the Lease. The first sentence of Section 4.04(a) of the Lease is deleted and replaced with the following: “Tenant shall pay Tenant’s Proportionate Share of TICAM Expenses during the Term.” Additionally, any provisions stating that Tenant shall only pay TICAM Expenses to the extent such TICAM Expenses exceed the amount from a certain “base year” are hereby deleted. The terms of this Section 3(a) shall apply retroactively and on a going-forward basis. The current monthly amount of Tenant’s Proportionate Share of TICAM Expenses is $26,903.15 per month (which is $322,837.80 annually), which amount is calculated to recognize the current “cap” on Controllable TICAM.

(b)           Effective as of January 1, 2026, Tenant’s responsibility for Tenant’s Proportionate Share of TICAM Expenses shall be re-set and Tenant shall pay the actual Tenant’s Proportionate Share of TICAM Expense for calendar year 2026. Beginning in calendar year 2027 the “cap” on Controllable TICAM set forth in Section 4.04(c) of the Lease (as amended by Section 5 of the Second Amendment) shall increase to seven and one-half percent (7.5%). In the event the Term of the Lease is ever extended or renewed beyond the Eighth Amendment Extension Period, Controllable TICAM shall be re-set to actual amounts of such expenses as of the date such extension or renewal term begins and the limit noted above shall then apply from such date onward unless re-set again in the future.

4.            Intentionally Omitted.

5.            Insurance and Subrogation. Sections 8.04 and 8.05 of the Lease are hereby deleted in their entirety. Section 8.04 of the Lease is hereby replaced as follows:

8.04.            Insurance and Subrogation.

8.04.1            Tenant’s Compliance With Landlord’s Property Insurance. Tenant shall, at Tenant’s expense, comply with all reasonable insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for any purpose other than customary, general office use causes any increase in the premium for such insurance policies (as reasonably documented by Landlord) then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

8.04.2            Tenant’s Insurance. Tenant shall maintain, at its sole cost and expense, the following coverages with limits of not less than the greater of (i) those set forth hereunder, (ii) those evidenced on the declaration page of the pertinent insurance policy, and (iii) those required by law.

8.04.2.1            Commercial General Liability Insurance issued on terms no less broad than the most current ISO CG 00 01 occurrence form, covering the insured against claims of bodily injury, personal and advertising injury and property damage (including loss of use thereof) arising out of Tenant’s operations, products/completed operations, social or host liquor liability (if applicable), and “insured contracts” (as defined by the most current ISO CG 00 01 form), including a Separation of Insureds provision with no exclusion for cross-liability, and including the Additional Insureds (as defined hereunder) as additional insureds with respect to both ongoing and completed operations coverage on a primary and non-contributory basis, for limits of liability of not less than:

(a)            $1,000,000 each occurrence

(b)            $2,000,000 annual aggregate per location

(c)            $1,000,000 personal and advertising injury

(d)            $2,000,000 products-completed operations

8.04.2.2            Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all Alterations and any other improvements made in the Premises by Tenant (the “New Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, hail, windstorm, flood, earthquake, terrorism, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

8.04.2.3            Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 8.04.2.2 above or for any forced closing due to governmental restrictions.

8.04.2.4            Auto Liability Insurance covering liability arising out of any auto, including owned (if any), non-owned, leased, and hired autos, with a limit of not less than $1,000,000 combined single limit each accident for bodily injury and property damage.

8.04.2.5            Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations, together with Employer’s Liability Insurance with limits of not less than $1,000,000 bodily injury (each accident), $1,000,000 bodily injury by disease (each employee), and $1,000,000 bodily injury by disease (policy limit) or such greater amounts as may be required by Tenant’s Umbrella/Excess Liability policy in order to effect such coverage. The policy will include a waiver of subrogation in favor of the Landlord Parties.

8.04.2.6            Umbrella and/or Excess Liability Insurance policy in excess of Commercial General Liability, Auto Liability, and Employer’s Liability Insurance policies, concurrent to, and at least as broad as the underlying primary insurance policies, which must “drop down” over reduced or exhausted aggregate limits as to such underlying policies and contain a “follow form” statement. The limits must be no less than $5,000,000 each occurrence and $5,000,000 in the aggregate. Such Umbrella/Excess Liability policy must be endorsed to provide that this insurance is primary to, and non-contributory with, any other insurance on which the Additional Insureds are an insured, whether such other insurance is primary, excess, contingent, self-insurance, or insurance on any other basis. This endorsement must cause the Umbrella/Excess coverage to be vertically exhausted, whereby such coverage is not subject to any “Other Insurance” clause under this Umbrella and/or Excess Liability policy.

8.04.2.7            Tenant’s Agents/Contractors. In the case of Tenant’s contractors, subcontractors, and any vendors/consultants brought on to the property for any Alterations or other Tenant improvements (collectively, for purposes of this Section 8.04, Tenant’s “Third Parties”), Tenant shall cause such Third Parties to obtain and maintain such insurance as is required under 8.04.2.1, 8.04.2.4, and 8.04.2.5 herein, unless granted written approval from Landlord to waive such requirements. Such third parties’ coverage under 8.04.2.1 and 8.04.2.4 shall include Tenant and the Additional Insureds each as additional insureds on a primary and non-contributory basis. Additionally, the commercial general liability limit required to be carried by any contractor or subcontractors of Tenant shall be not less than the following: (x) general contractors – $5,000,000, (y) any subcontractors for work costing $250,000 or more – $2,000,000, and (z) any subcontractors for work costing less than $250,000 –$1,000,000. The foregoing limits may be satisfied by a combination of primary and/or excess policies.

8.04.4            Form of Policies. The minimum limits of policies of insurance required of Tenant and its agents/contractors under the Lease shall in no event limit the liability of Tenant under the Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, and any other party the Landlord so specifies (collectively, the “Additional Insureds”), each as an additional insured, as applicable, including Landlord’s managing agent, if any; (ii) cover the liability assumed by Tenant under the Lease; (iii) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by the Additional Insureds is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content acceptable to Landlord; (vi) be endorsed with waiver of subrogation endorsements in favor of the Additional Insureds; (vii) not contain any deductible or self-insured retention in excess of $25,000 unless otherwise approved by Landlord in writing; and (viii) provide that said insurer shall provide thirty (30) days’ written notice to Landlord and any mortgagee of Landlord, to the extent such names are furnished to Tenant prior to the cancellation of such policy (ten (10) days’ for non-payment of premium). Tenant shall deliver said policy or policies and certificates thereof to Landlord on or before the First Amendment Extension Commencement Date, and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within ten (10) days after written notice from Landlord, Landlord may, at its option (upon notice to Tenant), procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Landlord and the Additional Insureds will not be responsible for any deductibles or self-insured retentions related to any insurance under this Section 8.04.

8.04.5            Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall specify that the waiver of subrogation shall not affect the right of the insured to recover thereunder. Tenant will waive, and cause its Third Parties to waive, all causes of action or claims they may have against the Additional Insureds for any liability and workers compensation claims they incur in relation to the Lease or any Alterations, or any other work or activities performed in connection with the Building.

8.04.6            Landlord Insurance Obligations. Landlord shall keep in force during the term of the Lease (i) property insurance in the amount of one hundred percent (100%) of the replacement cost of the Building providing protection against all perils included within the classification of fire and extended coverage, including endorsements for vandalism, malicious mischief, and fire sprinkler leakage; (ii) a policy or policies of commercial general liability insurance, such insurance to afford minimum protection (which may be effected by primary or excess coverage) of not less than $2,000,000.00 for personal injury or death in any one occurrence and of not less than $1,000,000.00 for property damage in any one occurrence; and (iii) a policy or policies of loss-of-rent/business interruption insurance covering the full amount of Rent due under this Lease for a period of twelve (12) months from the date of the interruption. Tenant shall reimburse Landlord for Tenant’s pro rata share of the cost of the premiums for all such insurance policies, which premiums shall be payable upon demand as Additional Rent hereunder.

6.            Hazardous Substances. Schedule 1 attached hereto is hereby added to and made a part of the Lease. Section 6.03 of the Lease is hereby deleted in its entirety and replaced as follows:

6.03            Hazardous Substances.

6.03.1.1         Prohibitions. To the best of its actual knowledge, Tenant has fully and accurately completed Landlord’s Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Schedule 1. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Substances,” as that term is defined below, on, under or about the Premises or Building, nor cause or permit any Hazardous Substance to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises or Building in an unlawful manner. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Substances is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under the Lease; provided, however, Landlord shall give Tenant written notice upon learning of any such default and allow Tenant ten (10) business days in which to cure any such default. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year, upon Landlord’s request, and in the event of any material change in Tenant’s use of Hazardous Substances at the Premises or Building. Landlord’s prior written consent shall be required to any Hazardous Substances use for the Premises or Building not described on the Environmental Questionnaire, such consent not to be unreasonably withheld, conditioned or delayed. Tenant shall not install or permit any underground storage tank on the Premises or Building. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, in an unlawful manner, the Release of any Hazardous Substances at, upon, under or within the Premises, the Building, or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises or Building that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises or Building. For purposes of the Lease, “Hazardous Substances” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Substances” for purposes of the Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of the Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances into the environment.

Any use or storage of Hazardous Substances by Tenant permitted pursuant to this Section 6.03 shall not exceed Tenant’s proportionate share of the applicable control area within the Building, based on the standards of the BMBL (as defined below), of similarly classed Hazardous Substances. Notwithstanding the foregoing to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work at or above the risk category Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate). Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises and Building.

6.03.1.2         Notices to Landlord. Unless Tenant is required by Applicable Laws (as defined below) to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Substance in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises or Building, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Substances in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Substances Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Substances Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises or Building that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises or Building under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Substances Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Substances Claim. For purposes of the Lease, “Environmental Laws” means all applicable present and future laws, including principles of common law, relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Substances, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Substances Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., North Carolina Oil Pollution and Hazardous Substances Control Act, N.C. Gen. Stat. § 143-215.75 et seq., North Carolina Inactive Hazardous Sites Act, N.C. Gen. Stat. § 130A-310, North Carolina Water and Air Resources Act, N.C. Gen. Stat. § 143-211 et seq., 15A N.C. Admin. Code Subchapter 2L, , and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Effective Date, or thereafter adopted, published, or promulgated.

6.03.1.3         Releases of Hazardous Substances. If any Release of any Hazardous Substance in, on, under, from or about the Premises shall occur at any time during the Term and/or if any other Hazardous Substance condition exists at the Premises or Building due to the acts or omissions of Tenant that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 6.03 and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Building are remediated to a condition allowing unrestricted use of the Premises and Building, all in accordance with the provisions and requirements of this Section 6.03. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Substance to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Substances in, on, under, from, or about the Premises or Building, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

6.03.1.4         Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, the Managing Agent, and their respective officers, directors, beneficiaries, shareholders, members, agents, and employees from all fines, suits procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs at or from the Premises during the Term of this Lease, or which arises at any time from Tenant’s use or occupancy of the Premises or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws. Tenant’s obligations and liabilities under this Section shall survive the termination of this Lease. These provisions relating to Tenant’s environmental indemnification obligations shall not apply to events: (i) which occur at any time as a direct result of the acts or omissions of the Landlord, its employees, agents, contractors, successors or assigns; (ii) which arise out of and are directly caused by events occurring before Tenant took possession of the Premises; (iii) which occur after the Landlord, its employees, agents, contractors, successors or assigns have regained possession of the Premises; or (iv) which arise out of acts attributable to parties other than Tenant or its employees, agents, contractors or invitees.

6.03.1.5        Limitations. Landlord warrants and represents that Landlord has not engaged in the Release of any Hazardous Substances subsequent to the date of the “Phase I Environmental Site Assessment” bearing Project No. 1690011515, prepared on behalf of Longfellow Real Estate Partners, LLC as of February 2019 by Ramboll US Corporation (“Phase I”). Landlord further warrants and represents that, to Landlord’s knowledge, on or after the effective date of the Phase I report, Landlord has not received a summons, citation, directive, letter or other communication, written or oral, from any state agency or the U.S. Government concerning the Building or any intentional or unintentional action on Landlord or any occupant’s part as a result of a Release of any Hazardous Substances.

6.03.1.6         Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in the Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Substances used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Substances management plans and programs, any and all Hazardous Substances risk management and pollution prevention programs, and any and all Hazardous Substances emergency response and employee training programs respecting Tenant’s use of Hazardous Substances. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Substances and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of the Lease.

6.03.2 Assurance of Performance.

6.03.2.1         Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments,” as that term is defined below, to ensure Tenant’s compliance with the requirements of the Lease with respect to Hazardous Substances. For purposes of the Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment. Landlord shall provide copies of any such Environmental Assessments obtained pursuant to the foregoing item (ii) to Tenant within ten (10) days of completion provided that Tenant reimburses Landlord of the costs and expenses of such Environmental Assessment pursuant to Section 6.03.2.2 below.

6.03.2.2         Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply in a material way with the provisions of this Section 6.03, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

6.03.3            Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 6.03.4.1; (ii) cause all Hazardous Substances to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; (iii) cause to be removed all containers installed or used by Tenant or Tenant’s agents to store any Hazardous Substances on the Premises or Building, and cause to be repaired any damage to the Premises or Building caused by such removal; and (iv) cause any other Hazardous Substances brought into or about the Building by Tenant to be removed and disposed of in accordance with all Environmental Laws.

6.03.4            Clean-up.

6.03.4.1            Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Substances as to which Tenant has a removal or remediation obligation under this Section 6.03, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Substances is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by the Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under the Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Substances in accordance with all applicable local, state or federal laws (collectively, “Applicable Laws”) and as required by such plan and the Lease. If, within thirty (30) days after Landlord’s approval of the Clean-up plan, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under the Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) business days after receipt of written demand therefor.

6.03.4.2            No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under the Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under the Lease during any such Clean-up.

6.03.4.3            Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of the Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of the Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Substances in accordance with Applicable Laws.

6.03.4.4            Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of the Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Section 3.06) until Tenant has fully complied with its obligations under this Section 6.03.

6.03.4.5            Confidentiality. Unless Tenant determines in good faith that disclosure is warranted to ensure compliance with Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant determines in good faith that disclosure is warranted to ensure compliance with Applicable Law and if permitted by Applicable Law, Tenant shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 6.03.

6.03.4.6            Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

6.03.4.6            Signs, Response Plans, Etc. With respect to the usage by Tenant of the Premises: (i) Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws, and (ii)  Tenant shall complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

6.03.4.7            Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 6.03 shall survive the expiration or earlier termination of the Lease and shall remain effective until all of Tenant’s obligations under this Section 6.03 have been completely performed and satisfied.

6.03.4.8            Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Substances due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 6.03.4 to be issued. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental consultant or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental consultant’s inspection of the Premises and shall state, to the Landlord’s reasonable satisfaction, that (a) the Hazardous Substances described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Substances described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Substances and without giving notice in connection with such Hazardous Substances; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Substances described in the first sentence of this paragraph and without giving notice in connection with Hazardous Substances. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Substances as Hazardous Substances instead of non-hazardous Substances. The report shall also include reasonable detail concerning the Clean-up measures taken, the Clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least sixty (60) days prior to the expiration of the Lease Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 6.03.4.9 without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said five (5) business day period, and Tenant shall within ten (10) days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 6.03.4.8 shall survive the expiration or earlier termination of the Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Building for Hazardous Substances at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of the Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Substances exists at the Building or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Substances existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in the Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

7.            Condition of Premises. Tenant accepts the Premises in its “as-is” condition and configuration, and without any representations or warranties of any kind, express or implied, by Landlord regarding the Premises and the Building. However, any construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.

8.            Option Term. Tenant shall have one (1) option to extend the Lease Term for a period of five (5) years in accordance with the terms set forth in Section 5 of the Fourth Amendment, except that (a) Tenant must exercise the option by delivering written notice to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the Eighth Amendment Extension Period, and (b) all references in Section 5 of the Fourth Amendment to the “Second Extension Period” are hereby replaced with “Eighth Amendment Extension Period”.

9.            Right of First Offer. Beginning on the Effective Date, Landlord hereby grants to the Tenant named herein (the “Original Tenant”) and its “Affiliates”, as defined in Section 10.01(j) of the Lease a one-time right of first offer with respect to any vacant portion of the Building (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the initial lease (including any renewal or extension of such lease) of the First Offer Space, and such right of first offer shall be subordinate to all rights of which are set forth in leases of space in the Building as of the date hereof, including any renewal, extension or expansion rights set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease, and subordinate to the extension of the term of any existing tenant (collectively, the “Superior Right Holders”) with respect to such First Offer Space. Tenant’s right of first offer shall not be applicable during any renewal term. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 9.

(a)            Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) when the First Offer Space, any portion thereof, or such larger space that includes the First Offer Space becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space and any additional space noted within the First Offer Notice. The First Offer Notice shall describe the space so offered to Tenant (which the parties acknowledge may include a portion of the First Offer Space, only the First Offer Space, or the First Offer Space plus additional contiguous space the Landlord is offering for lease) and shall set forth the “First Offer Rent,” as that term is defined in Section 9(c) below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. Any required notices under this Section may be sent by e-mail and such notice shall be effective notice under this Lease for purposes of this Section.

(b)            Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within the ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, provided that, prior to entering into a lease of such space on terms that are more than 10% more favorable to the tenant than those set forth in the First Offer Notice (as determined on a net effective basis), Landlord shall first deliver another First Offer Notice to Tenant offering such space to Tenant on such reduced terms. Tenant shall respond to any such “re-offer” within five (5) business days after delivery of such “re-offer” notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(c)            First Offer Space Rent. The Base Rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Fair Rental Value”, as defined in Section 5 of the Fourth Amendment, as of the “First Offer Commencement Date,” as that term is defined in Section 9(e), below.

(d)            Construction In First Offer Space. Tenant shall take the First Offer Space in its “as is” condition, subject to any Concessions granted as a component of the Fair Rental Value, and the construction of improvements in the First Offer Space shall comply with the terms of Article 7 of the Lease.

(e)            Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 9. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in the First Offer Notice.

(f)            Conditions to Right of First Offer. The rights contained in this Section 9 shall be personal to the Original Tenant and its Affiliates, and may only be exercised by the Original Tenant or an Affiliate (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant occupies the entire Premises. The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 9, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in material default under this Lease, after the expiration of any applicable notice and cure period, or Tenant has previously been in material default, after the expiration of any applicable notice and cure period, under this Lease more than twice. Any monetary default beyond any notice or cure period by Tenant under the Lease shall be considered a “material” default.

10.          HVAC Cap; HVAC Replacement. For the standard Building HVAC units existing at the Premises that are identified on Exhibit B attached hereto (collectively, the “Aged Unit(s)”), Landlord at its sole cost and expense, shall be responsible for repairs or replacements to the Aged Units, not including routine maintenance or the costs of Tenant’s service agreement or damage caused by Tenant or Tenant’s employees, contractors or agents, which exceed $3,000.00 per unit per year (“HVAC Cap”) as identified either through service calls from Tenant or as otherwise identified in the course of the preventative maintenance and/or inspections. Tenant shall notify Landlord prior to performing such repairs and Landlord shall either permit Tenant’s vendor to perform the work at Landlord’s expense or Landlord shall contract for such work to be performed. If an Aged Unit needs to be replaced during the Eighth Amendment Extension Period (other than as a result of the negligent or willful acts or omissions of Tenant or its agents), then Landlord shall replace such Aged Unit with a like kind unit using Building standard materials, and the cost thereof which exceeds the HVAC Cap for that year shall be paid by Landlord. After any Aged Unit is replaced with another unit, Tenant shall, at Tenant’s sole expense, be responsible for all future repairs, replacement and maintenance for such replaced HVAC system for the remainder of the Term as it may be extended. HVAC units that are not Aged Units as of the Effective Date shall remain Tenant’s sole responsibility. At all times, Landlord shall make available to Tenant any applicable warranties for any HVAC unit at the Premises. For the avoidance of doubt, nothing contained herein shall be deemed to modify Section 7.03(b) of the Lease, except that Tenant shall not be liable for Tenant’s Allocable Share for the Aged Units if Tenant has already met the HVAC Cap. In addition, commencing on the date that is fifteen (15) days after the Effective Date and continuing every ninety (90) days thereafter, Tenant shall cause the contractor required under Section 7.04 of the Lease to issue a preventative maintenance report regarding the HVAC units within the Premises and provide such report to Landlord for review.

11.          SNDA. Upon Tenant’s request, in the event a deed of trust encumbers the Building, Landlord shall use commercially reasonable efforts to provide Tenant with a standard subordination, non-disturbance and attornment agreement on the applicable lender’s reasonable form (“SNDA”). Tenant shall pay all costs to obtain the SNDA.

12.          Broker. Each party represents and warrants to the other that it has not been represented by any broker or agent in connection with the execution of this Amendment, other than Longfellow Brokerage Services NC, LLC (“Landlord’s Broker”) as Landlord’s agent, and Davis Moore Capital, LLC, as Tenant’s agent (“Tenant’s Broker” and together with Landlord’s Broker, collectively, the “Brokers”). Landlord shall compensate Landlord’s Broker pursuant to a separate written agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall compensate Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Each party shall indemnify the other and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) relating to its breach of the foregoing representation.

13.          OFAC List Representation. Tenant hereby represents and warrants to Landlord that neither Tenant nor, to its knowledge, any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above. Landlord hereby represents and warrants to Tenant that neither Landlord nor, to its knowledge, any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to, or is otherwise subject to the provisions of EO 13224; whose name appears on the United States Treasury Department’s OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

14.          Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. To the extent of any conflict between the terms of this Amendment and the Lease, this Amendment shall control. This Amendment may be executed in one or more counterparts, including by facsimile or electronic copy.

[Signatures to follow]

LANDLORD AND TENANT enter into this Eight Amendment as of the Effective Date.

Landlord:

Durham KEYSTONE Tech 4, LLC,
a Delaware limited liability company

By:	/s/ Jessica Brock

Name:	Jessica Brock

Title:	Authorized Signatory

Tenant:

LIQUIDIA TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Roger Jeffs

Name:	Roger Jeffs

Title:	CEO

EXHIBIT A

tenant WORK LETTER

This Tenant Work Letter sets forth the terms and conditions relating to the construction of improvements in the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Amendment” shall mean the relevant portion of the Amendment to which this Tenant Work Letter is attached as Exhibit A and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of this Tenant Work Letter.

1.            HVAC WORK

1.1            HVAC Work. Tenant shall be entitled to an allowance in the maximum aggregate amount of $225,475.00 (i.e., $5.00 per rentable square foot of the Premises) (the “HVAC Allowance”) to install and/or refurbish heating, ventilation and air conditioning equipment throughout the Premises (“HVAC Work”) in accordance with the terms of this Tenant Work Letter. The HVAC Work shall be subject to the terms and conditions governing alterations to the Premises as set forth in Article 7 of the Lease including, without limitation, Landlord’s approval rights of the plans and specifications involving the HVAC Work; provided, however, Tenant shall have the option to instead include such HVAC Work in its requests for approval for the Tenant Improvements as set forth below, in which event the approval of the HVAC Work shall be subject to the same terms and conditions of the Tenant Improvements. Landlord shall disburse to Tenant (or, at Tenant’s option, to Tenant’s general contractor) any funds from the HVAC Allowance within thirty (30) calendar days of a Payment Request (as hereinafter defined), an amount up to the costs Tenant incurred in connection with the HVAC Work upon satisfaction of the following conditions:

(A)	Tenant has delivered to Landlord a payment request (“Payment Request”) in a form reasonably satisfactory to Landlord specifying the work which has been completed; and

(B)	Tenant’s general contractor and/or architect shall have submitted an application for payment and sworn statement substantially in the form of AIA Document G702; and

(C)	Tenant has submitted to Landlord lien waivers or partial lien waivers to cover the work included under the Payment Request and all prior work Tenant was required to pay for before utilizing the HVAC Allowance.

Notwithstanding anything herein to the contrary, the HVAC Allowance must be requested by Tenant, if at all, in accordance with this paragraph on or before the date that is eighteen (18) months following the Effective Date of this Amendment, and any portion not requested by such date may no longer be utilized by Tenant and shall be deemed forfeited to Landlord; provided, however, such eighteen (18) month deadline shall be extended for a reasonable amount of time (not to exceed 6 additional months) if reasonably necessary based on abnormal lead times for products and equipment necessary for Tenant to perform the HVAC Work.

2.            TENANT IMPROVEMENTS

2.1            Tenant Improvements Allowance. Tenant shall be entitled to a tenant improvement allowance (the “Tenant Improvements Allowance”) in the maximum aggregate amount of $1,803,800.00 (i.e., $40.00 per rentable square foot of the Premises) (the “Maximum Allowance Amount”) for the hard costs and customary soft costs incurred by Tenant including, without limitation out-of-pocket architectural and engineering fees and a two percent (2%) project management fee payable to Landlord or its affiliates and permits, relating to the design and construction of Tenant’s improvements which are to be permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Tenant be permitted to use any excess Tenant Improvements Allowance toward the Base Rent or any soft costs that are not directly related to the design and construction within the Premises. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Maximum Allowance Amount. All Tenant Improvements for which the Tenant Improvements Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease. Tenant must fully utilize the Tenant Improvements Allowance within eighteen (18) months after the Effective Date of this Amendment (such period to be extended by any delays caused by Landlord, its agents, employees, architects and/or contractors in the development and approval of the final space plan and/or the construction documents and/or delays in the submission and pursuit of permits and the construction of the Tenant Improvements, provided, however, Tenant shall notify Landlord in writing of the claimed estimated length of such Landlord delay within ten (10) business days after its occurrence and Landlord may elect by written notice delivered to Tenant within ten (10) business days thereafter to dispute the claimed estimated Landlord delay) and any amounts unutilized by such date shall be deemed forfeited by Tenant. Landlord and Tenant acknowledge and agree that the Tenant Improvements shall include, and the Tenant Improvements Allowance may be used for, those improvements made by Tenant to the Premises that commenced in April 2024, including all architectural and engineering fees incurred in connection therewith (including any such fees incurred prior to the commencement of the improvements).

2.2            Disbursement of the Tenant Improvements Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvements Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s reasonable disbursement process) for costs incurred by Tenant related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvements Allowance Items”): (i) payment of the fees of the “Architect” as that term is defined in Section 3.1 of this Tenant Work Letter in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) payment of the project management fee described above, (iii) the cost of any changes to the Construction Documents or Tenant Improvements required by all applicable building codes (the “Code”) enacted after approval of the Construction Documents, (iv) costs payable to the Contractor and any subcontractors, and (v) other costs incurred in connection with the Tenant Improvements to the extent the same can be paid using the Tenant Improvements Allowance pursuant to the specific provisions of this Tenant Work Letter.

Once Landlord is required to disburse any portion of the Tenant Improvement Allowance as noted above, Landlord shall disburse the applicable portion of the Tenant Improvements Allowance within thirty (30) calendar days of a Payment Request, an amount equal to the portion of the actual costs and expenses Tenant has incurred and paid in connection with the construction of the Tenant Improvements to date, which are to be paid for from the Tenant Improvement Allowance provided the following conditions have been satisfied:

(1)            Tenant has delivered to Landlord a Payment Request in a form reasonably satisfactory to Landlord specifying the work which has been completed; and

(2)            Tenant’s general contractor and/or architect shall have submitted an application for payment and sworn statement substantially in the form of AIA Document G702 and AIA Document G703; and

(3)            Tenant has submitted to Landlord lien waivers or partial lien waivers from all contractors, subcontractors, artchitects, and materialmen who performed such work to cover the work included under the Payment Request and all prior work Tenant was required to pay for before utilizing the Tenant Improvements Allowance.

Notwithstanding anything herein to the contrary, the HVAC Allowance must be requested by Tenant, if at all, in accordance with this paragraph on or before the date that is eighteen (18) months following the Effective Date of this Amendment, and any portion not requested by such date may no longer be utilized by Tenant and shall be deemed forfeited to Landlord; provided, however, such eighteen (18) month deadline shall be extended for a reasonable amount of time (not to exceed 6 additional months) if reasonably necessary based on abnormal lead times for products and equipment necessary for Tenant to perform the HVAC Work.

3.            CONSTRUCTION DOCUMENTS

3.1            Selection of Architect/Construction Documents. Tenant shall retain Integrated Designs, PA (collectively, the “Architect”) as subcontractors to prepare the “Construction Documents,” as that term is defined in this Section 3.1 for the Tenant Improvements, together with the consulting engineers selected by the Architect and reasonably approved by Landlord. Tenant may retain another Architect or Architects from time to time, provided, however, that any such other Architects shall be subject to Landlord’s reasonable approval. The plans and drawings to be prepared by Architect hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s and Tenant’s approval. Landlord may hire an architectural firm to conduct a peer review, and the fees associated with this peer review shall be paid from the Tenant Improvements Allowance.

Landlord has no obligation to approve any Tenant Change or any Tenant Improvements not shown on the plans previously approved by Landlord and Tenant or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such Tenant Improvements (i) would materially increase the cost of performing any other work in the Building, unless in each case Tenant agrees to pay such costs based on Tenant’s Change Estimate Notice (as defined below), (ii) are incompatible with the design, quality, equipment or systems of the Building or otherwise require a change to the existing Building systems or structure, each in a manner that would not otherwise be required in connection with the improvements contemplated by the Fit Plan (as defined below), (iii) is not consistent with the first class nature of the Building, or (iv) otherwise do not comply with the provisions of the Lease.

3.2            Final Space Plan. Tenant has approved the preliminary space plan prepared by the Architect, entitled “Liquidia Corporation Office Improvements – 10 Jan. 2024 Progress Set” and consisting of the drawings listed on Attachment 1 (the “Fit Plan”). Tenant caused the Architect to prepare a space plan for the Premises, entitled “Liquidia Corporation Liquidia Off. Impr.” depicted on Attachment 2-A and consisting of the drawings listed on Attachment 2-B (the “Final Space Plan”).

3.3            Construction Documents. Tenant has caused the Architect to complete final Construction Documents consistent with the Final Space Plan, which Construction Documents are entitled ”Liquidia Coproration Liquidia Off. Impr.” and consisting of the drawings listed on Attachment 3 and have been approved by Landlord and shall be considered final. In no event may either Tenant or Landlord require any changes to the Construction Documents that are inconsistent with the Final Space Plan. The Construction Documents shall comply with applicable laws existing on the date of this Tenant Work Letter and which may be enacted prior to approval of completed Construction Documents. Subject to the provisions of Sections 3.1 and 5.4 of this Tenant Work Letter, Tenant may, from time to time, by written request to Landlord on a form reasonably specified by Landlord (“Tenant Change”), request a change in the Tenant Improvements shown on the Construction Documents, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) business days after delivery of such Tenant Change to Landlord.

3.4            Permits. The Construction Documents as approved (or deemed approved) pursuant to Section 3.3 shall be the “Approved Working Drawings”. Tenant has submitted or caused to be submitted, the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the applicable Tenant Improvements (the “Permits”).

4.            CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1            Contractor. Eno Company (“Contractor”) shall construct the Tenant Improvements.

4.2            Cost Proposal. Attached as Attachment 4 are the cost proposals in accordance with the Approved Working Drawings (collectively, the “Cost Proposal”).

4.3            Construction of Tenant Improvements by Contractor.

4.3.1            Intentionally Deleted.

4.3.2            Tenant’s Retention of Contractor. Tenant shall independently retain Contractor to construct the Tenant Improvements in accordance with the applicable Approved Working Drawings and the applicable Cost Proposal. Landlord shall be entitled to review the Tenant’s construction contract with the Contractor upon Landlord’s written request. Tenant shall manage the Contractor in its performance of the construction work and endeavor to oversee the Contractor’s performance of its work to protect Landlord from construction defects.

5.            COMPLETION OF THE TENANT IMPROVEMENTS

5.1            Substantial Completion. Tenant shall give Landlord at least twenty (20) days prior written notice of the date that Tenant reasonably anticipates that the Tenant Improvements will be Substantially Complete (as defined below). For purposes of the Lease, “Substantial Completion” shall occur upon the completion of construction of the Tenant Improvements substantially pursuant to the Approved Working Drawings for such Tenant Improvements (each as reasonably determined by Landlord), with the exception of any punch list items.

5.2            Intentionally omitted.

5.3            Intentionally omitted.

5.4            Tenant Changes. Landlord may, but shall not be obligated to, approve any Tenant Change on the condition that Tenant shall pay in full, in advance (or cause to be paid in full from the Tenant Improvements Allowance), any and all additional costs or expenses associated with the approval of said Tenant Change. If Tenant shall request any Tenant Change, Tenant shall provide Landlord in writing (a “Tenant’s Change Estimate Notice”) the estimated costs of design and/or construction of the Tenant Improvements that Tenant determines will be incurred as a consequence of such Tenant Change on an order of magnitude basis on account of such proposed Tenant Change. The cost of any Tenant Change shall be determined on a net basis; i.e. taking into account the savings, if any, resulting from such Tenant Change.

5.5            Delay Not Caused by Parties. Neither the Landlord nor Tenant shall be considered to be in default of the provisions of this Tenant Work Letter for delays in performance due to Force Majeure.

6.            MISCELLANEOUS

6.1            Tenant’s Entry Into the Premises. Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s insurance and indemnity obligations and other obligations governing the conduct of Tenant at the Property under the Lease.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work or inspections in the Premises shall be subject to all of the terms, conditions and requirements contained in the Lease and, prior to such entry, Tenant shall provide Landlord with evidence of the insurance coverages required below.

6.2            Tenant’s Representative. Tenant has designated Bob Bosley as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3            Landlord’s Representative. Landlord has designated Lindsey Brown as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.4            Intentionally omitted.

6.5            General. This Tenant Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless and to the extent expressly provided in the Lease or any amendment or supplement to the Lease that such additional space is to be delivered to Tenant in the same condition the initial Premises is to be delivered.

6.6            Insurance. Prior to the commencement of the Tenant Improvements, Tenant shall provide Landlord with evidence that Tenant carries Builder’s All Risk insurance in an amount approved by Landlord covering the construction of such Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. In addition, Tenant’s contractors, subcontractors, and architects shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of the Lease and such general liability insurance shall name the Landlord as additional insured. Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Tenant Improvements and naming Landlord as a co-obligee, in each case in form and substance reasonably satisfactory to Landlord. In addition, Tenant’s contractors and subcontractors shall be required to carry workers compensation insurance with a waiver of subrogation in favor of Landlord.

Attachment 1

Fit Plan

[***]

Attachment 2-A

Final Space Plan Depiction

[***]

Attachment 2-B

Final Space Plan Drawings

[***]

Attachment 3

Construction Documents

[***]

Attachment 4

Cost Proposals

[***]

EXHIBIT B

AGED UNITS

[***]

SCHEDULE 1

Keystone Technology Park

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

Are any of the following materials handled on the Property?	Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☐ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

List and quantify the materials identified in Question 3 1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?	Yes ☐ No ☐

If so, please describe.

USTS/ASTS

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?

Yes___      No___

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment
Cathodic protection

Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes ☐ No ☐

If so, please attach a copy of the required permits.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?
Yes ☐ No ☐

If yes to either question, please describe.

ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

REGULATORY

Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes ☐ No ☐

If so, please attach a copy of this permit.

Has a Hazardous Materials Business Plan been developed for the site?	Yes ☐ No ☐

If so, please attach a copy.

[Signature Page Follows]

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone: